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                                                                 EXHIBIT 99.1



FOR IMMEDIATE RELEASE             Contact:  Bruce Wright (investment community)
                                            (408) 571-3000 x7050
                                            Roberta Emerson (media)
                                            (408) 571-3000 x7037

         TENCOR INSTRUMENTS REPORTS FIRST QUARTER OPERATING RESULTS

Milpitas, Calif. -- April 23, 1997 -- Tencor Instruments (Nasdaq:TNCR) today announced operating results for the first quarter ended March 31, 1997. Net income for the quarter was $13.3 million compared with $20.3 million a year ago. Revenues were $94.6 million compared with $106.3 million for the first quarter last year, which was during the peak of the semiconductor equipment
industry cycle.   Earnings per share were 41 cents, compared with 64 cents in
the same quarter last year.   However, net income increased 3.1 percent and
revenues rose 4.5 percent from the quarter ended December 31, 1996.

"During the first quarter, we continued to see an improvement in bookings, rising from the low point we saw in the third quarter of last year," noted Jon D. Tompkins, chairman, president and chief executive officer. "Bookings increased 46 percent to $107 million from the prior quarter, due in part to record orders for the Surfscan AIT and Surfscan SP1, our flagship wafer inspection systems. This increase in bookings raised book-to-bill for the quarter to 1.14-to-1 and grew backlog to $145 million."

"In January we added to our line of products for the data storage industry, introducing the Tencor HRP-100, a high resolution surface profiler which was specifically designed for use in the manufacture of disk drives and thin film heads," said Tompkins.

Revenues from outside the United States represented 63 percent of total revenues during the March 1997 quarter, comparable with the 64 percent reached in the March quarter one year ago.

 _____________________________________________________________________________
|Except for statements of historical fact, the statements in this press       |
|release are forward-looking statements. Such statements are subject to a | |number of risks and uncertainties that could cause actual results to differ | |materially from the statements made. These factors include semiconductor | |industry cycles, risks associated with the acceptance of new products and | |with fluctuations in international sales, as well as other factors detailed |
|in the company's Annual Report on Form 10-K.                                 |
|_____________________________________________________________________________|

ABOUT TENCOR: Tencor Instruments, founded in 1976, is a recognized leader in the design and manufacture of innovative wafer defect inspection, software-based yield management, thin film measurement and metrology systems used in semiconductor manufacturing and related industries. Corporate headquarters are located in Milpitas, California, with sales and service
offices worldwide.   In January 1997, Tencor announced a definitive agreement
to merge with KLA Instruments (Nasdaq:KLAC).  The transaction is expected to
close in the June 1997 quarter.   Tencor's world wide web site is located at
www.tencor.com

                                  #     #     #
                              (FINANCIALS ATTACHED)
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                              TENCOR INSTRUMENTS
                    CONSOLIDATED INTERIM STATEMENTS OF INCOME
                     (in thousands, except per share data)
                                 (UNAUDITED)

                                                        Three months ended
                                                             March 31,

                                                     1997                 1996
                                                     ----                 ----

Revenues                                          $94,585             $106,283
Cost of goods sold                                 41,783               40,847
                                                  -------             --------
Gross profit                                       52,802               65,436
                                                  -------             --------
Operating expenses:
   Research and development                        12,390               10,995
   Marketing and selling                           15,115               16,120
   General and administrative                       7,068                6,952
                                                  -------             --------
       Total operating expenses                    34,573               34,067
                                                  -------             --------
Income from operations                             18,229               31,369
Other income, net                                   2,539                1,293
                                                  -------             --------
Income before income taxes                         20,768               32,662
Provision for income taxes                          7,477               12,411
                                                  -------             --------
Net income                                        $13,291             $ 20,251
                                                  -------             --------
                                                  -------             --------


Net income per share                              $  0.41             $   0.64
Weighted average common shares
   and equivalents                                 32,813               31,721

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                               TENCOR INSTRUMENTS
                      CONSOLIDATED INTERIM BALANCE SHEETS
                                 (in thousands)
                                   (UNAUDITED)

                                                 March 31, 1997      December 31, 1996
ASSETS

Current assets:
  Cash and cash equivalents                         $168,796             $141,407
  Short-term investments                              62,488               82,370
  Accounts receivable, net                            97,976               87,623
  Inventories                                         47,427               51,668
  Deferred income taxes                               19,056               19,056
  Prepaid expenses and other assets                    7,149               10,165
                                                    --------             --------
     Total current assets                            402,892              392,289
Property and equipment, net                           44,071               41,601
Other assets                                          41,052               50,529
                                                    --------             --------
       Total assets                                 $488,015             $484,419
                                                    --------             --------
                                                    --------             --------


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Bank borrowings                                   $ 27,039             $ 28,162
  Accounts payable                                    10,294               11,936
  Accrued compensation                                21,808               21,496
  Other accrued expenses                              27,159               33,029
  Income taxes payable                                25,463               23,428
                                                    --------             --------
     Total current liabilities                       111,763              118,051
                                                    --------             --------
Long-term obligations                                  1,106                1,335
                                                    --------             --------
Shareholders' equity:
  Common stock                                       155,558              152,756
  Retained earnings                                  213,315              200,024
  Accumulated unrealized gain on investments, net      9,043               14,602
  Cumulative translation adjustment                   (2,770)              (2,349)
                                                    --------             --------
     Total shareholders' equity                      375,146              365,033
                                                    --------             --------
       Total liabilities and shareholders' equity   $488,015             $484,419
                                                    --------             --------
                                                    --------             --------